EXHIBIT 23.7

Consent of Elliott Davis, LLC

Independent Registered Certified Public Accounting Firm

Dated December 7, 2006

EXHIBIT 23.7

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

The Board of Directors

CNL Income Properties, Inc.

We hereby consent to the use in this Post-Effective Amendment Number Four to the Registration Statement on Form S-11 of our report dated November 16, 2006, related to the balance sheets of Palmetto Hall Plantation Club as of December 31, 2005, 2004 and 2003 and the related statements of operations and changes in owners’ equity, and statements of cash flows for the years ended December 31, 2005, 2004 and 2003 which appear in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Elliott Davis, LLC

Greenwood, South Carolina December 7, 2006